Exhibit 13

152    WESTPAC GROUP 2024 ANNUAL REPORT

EXHIBIT 13

SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350

I, Peter Francis King, certify that the Annual Report on Form 20-F for the year ended 30 September 2024 of Westpac Banking Corporation (the “issuer”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 5 November 2024
/s/ Peter Francis King
Peter Francis King
Managing Director and Chief
Executive Officer

I, Michael Rowland, certify that the Annual Report on Form 20-F for the year ended 30 September 2024 of Westpac Banking Corporation (the “issuer”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 5 November 2024
/s/ Michael Rowland
Michael Rowland
Chief Financial Officer